UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

WOLVERINE RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53767	98-0569013
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#55, 11020 Williams Road
 Richmond, British Columbia, Canada V7A 1X8
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (778) 297-4409

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 9, 2022, Wolverine Resources Corp. ("Wolverine") entered into an Amended Purchase Agreement with 86835 Newfoundland & Labrador Corp. relating to the acquisition of a 40% interest in the Frog Property located in Labrador, Canada. Under the terms of the Amended Purchase Agreement the number of shares issued pursuant to the acquisition was reduced from 28,500,000 common shares to 27,500,000 common shares and the number of claims was reduced from 315 claims to 262 claims.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Item 8.01 Other Items

On August 1, 2022, the board of directors of Wolverine approved an amendment to the Company's Articles of Incorporation to increase our authorized common stock from 100,000,000 shares, par value $0.001per share, to 250,000,000 shares, par value $0.001 per share.  Previously, on May 4, 2022, the amendment was approved by 99.76% of the shareholders participating at the Company's annual and special meeting.

The amendment was filed with Secretary of State of the State of Nevada and became effective as at August 1, 2022.

Item 9.01	Financial Statements and Exhibits

3.1	Amended Purchase Agreement dated August 9, 2022.

3.2	Certificate of Amendment filed on August 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLVERINE RESOURCES CORP.

/s/Richard Haderer
Richard Haderer
CFO and Director
Date: August 9, 2022